Exhibit 99.2

Tennessee Piedmont Natural Gas Business

(A business of Duke Energy Corporation)

Abbreviated Financial Statements

As of September 30, 2025, and for the Nine Months Ended September 30, 2025 and September 30, 2024

Tennessee Piedmont Natural Gas Business of Duke Energy Corporation

INDEX TO ABBREVIATED FINANCIAL STATEMENTS

Page Number

Statements of Revenues and Direct Expenses for the Nine Months Ended September 30, 2025 and 2024 (Unaudited)	3

Statements of Assets Acquired and Liabilities Assumed as of September 30, 2025 (Unaudited) and December 31, 2024	4

Notes to Abbreviated Financial Statements (Unaudited)	5

Tennessee Piedmont Natural Gas Business of Duke Energy Corporation

Statements of Revenues and Direct Expenses

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Revenues
Regulated natural gas	$209,048	$193,787
Nonregulated natural gas and other	3,012	2,805

Total revenues	212,060	196,592

Direct Expenses
Cost of natural gas	62,264	41,008
Operation, maintenance and other	50,309	49,211
Depreciation and amortization	25,240	24,348
Property and other taxes	9,878	8,829
Other income, net	(2,805)	(502)
Interest income, net	(4,970)	(3,774)

Total direct expenses	139,916	119,120

Excess of Revenues Over Direct Expenses	$72,144	$77,472

See Notes to Unaudited Abbreviated Financial Statements

Tennessee Piedmont Natural Gas Business of Duke Energy Corporation

Statements of Assets Acquired and Liabilities Assumed (Unaudited)

(in thousands)	September 30, 2025	December 31, 2024
ASSETS ACQUIRED
Current Assets
Receivables (net of allowance for doubtful accounts of $2,808 at 2025 and $2,613 at 2024)	$24,762	$63,320
Inventory	11,404	12,458
Regulatory assets	10,849	16,689
Other	604	291

Total current assets	47,619	92,758

Property, Plant and Equipment
Cost	2,184,613	2,068,595
Accumulated depreciation and amortization	(418,933)	(399,131)
Net property, plant and equipment	1,765,680	1,669,464
Other Noncurrent Assets
Regulatory assets	40,660	34,595
Other	487	535
Total other noncurrent assets	41,147	35,130

Total Assets Acquired	$1,854,446	$1,797,352

LIABILITIES ASSUMED
Current Liabilities
Accounts payable	$35,163	$41,703
Regulatory liabilities	820	4,518
Other	5,239	5,370

Total current liabilities	41,222	51,591

Other Noncurrent Liabilities
Asset retirement obligations	4,270	4,099
Regulatory liabilities	158,770	165,741
Other	5,068	4,621

Total other noncurrent liabilities	168,108	174,461

Total Liabilities Assumed	$209,330	$226,052

See Notes to Unaudited Abbreviated Financial Statements

INTERNAL

Tennessee Piedmont Natural Gas Business of Duke Energy Corporation

Notes to Unaudited Abbreviated Financial Statements

NOTE 1. OVERVIEW AND BASIS OF PRESENTATION

Background and Nature of Operations

Duke Energy Corporation and its subsidiaries (collectively referred to as “Duke” or “Parent”) is an energy company headquartered in Charlotte, North Carolina. Duke is one of America’s largest energy holdings companies and operates through its subsidiary registrants: Duke Energy Carolinas, LLC, Progress Energy, Inc., Duke Energy Florida, LLC, Duke Energy Ohio, Inc., Duke Energy Indiana, LLC, Duke Energy Progress, LLC, Inc., and Piedmont Natural Gas Company, Inc. (“PNG”).

The Tennessee Piedmont Natural Gas Business of Duke Energy Corporation (collectively, the “Company”) is part of Duke’s subsidiary, PNG, which is a regulated public utility primarily engaged in the distribution of natural gas to approximately 1.2 million residential, commercial, industrial and power generation customers in portions of North Carolina, South Carolina and Tennessee, including customers served by municipalities who are wholesale customers. The Company is engaged in the distribution of natural gas to customers in the state of Tennessee, which includes nearly 3,800 miles of distribution and transmission pipelines and a liquefied natural gas facility serving approximately 205,000 customers. The primary operations are executed in Nashville, Tennessee.

On July 29, 2025, Duke entered into an agreement (“APA”) with Spire, Inc. (“Buyer”) to sell the Company for $2.48 billion in cash. The transaction is expected to be completed on March 31, 2026. See Note 3 for further information. Completion of the transaction is subject to customary closing conditions, including approval from the Tennessee Public Utility Commission (“TPUC”) and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”). The HSR waiting period for the transaction expired in September 2025.

Basis of Presentation

The accompanying Abbreviated Financial Statements (referred to as the “Financial Statements”) are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and have been prepared for inclusion in the 8-K filing of the Buyer as required by Rule 3-05(e), “Financial statements of businesses acquired or to be acquired”, of the United States Securities and Exchange Commission’s (“SEC”) Regulation S-X. It is impracticable to prepare complete financial statements related to the Company as it was not a separate legal entity of the Parent or PNG and never operated as a stand-alone business, division or subsidiary. The Parent or PNG has never prepared full stand-alone or full carve-out financial statements for the Company and has never maintained distinct and separate accounts necessary to prepare such financial statements. The Financial Statements are based upon the APA and relief under SEC Rule 3-05(e) as the acquisition by the Buyer meets the qualifying conditions established by the SEC to provide abbreviated financial statements in lieu of full financial statements of the acquired business.

The Financial Statements have been derived from the accounting records of PNG using historical results of operations and financial position information. The Financial Statements have been prepared to reflect the assets acquired and liabilities assumed by the Buyer in accordance with the APA and include the revenues of the Company and include costs directly associated with producing revenue, including an allocation of certain direct expenses, and exclude expenses not directly involved in revenue producing activities, such as corporate overhead unrelated to the operational activities, interest expense on debt that is not assumed by the Buyer, and income tax expense. Therefore, the Financial Statements are not intended to be a complete presentation of the financial position or results of operations of the Company in conformity with GAAP. The Financial Statements are not indicative of the financial condition or results of operations of the Company on a go-forward and stand-alone basis. As the Company has historically been managed as part of the operations of the Parent or PNG and has not been operated as a stand-alone entity, information about the Company’s operating, investing, and financing cash flows is not available. As such, statements of cash flows are not presented in the Financial Statements.

INTERNAL

Tennessee Piedmont Natural Gas Business of Duke Energy Corporation

Notes to Unaudited Abbreviated Financial Statements

Direct expenses attributed to the Company include employee costs, storage and delivery costs, facility related, regulatory costs, and other maintenance costs. The Financial Statements include an allocation of expenses, including shared support functions, office supplies, and rent that directly supports the revenue generation of the Company as they are recovered through rates charged to customers. These expenses were allocated in a manner consistent with the ratemaking process as approved by the TPUC. Management believes such allocations reflect the costs to support the revenue generation of the Company. Indirect expenses which are not otherwise allocated to the Company in the rates approved by TPUC, have been excluded from the Financial Statements.

The Statements of Assets Acquired and Liabilities Assumed include only the assets acquired by the Buyer pursuant to the APA or otherwise agreed upon between PNG and the Buyer. Certain assets and liabilities related to the Company will not be sold per the terms of the APA and are therefore not included in the Statements of Assets Acquired and Liabilities Assumed. The Financial Statements exclude goodwill, as there was no goodwill specifically identifiable to the Company. All intercompany transactions between the Company and the Parent are considered to be effectively settled in the Financial Statements as all intercompany arrangements will be settled prior to the sale.

During the periods presented in these Financial Statements, the operations of the Company were included in the consolidated U.S. federal and state income tax returns filed by the Parent. A provision for income taxes has not been presented in the Financial Statements as permissible under Rule 3-05(e).

These Financial Statements have been prepared in accordance with GAAP for interim financial information and with the instructions to Regulation S-X. Accordingly, these Financial Statements do not include all information and notes required by GAAP for annual financial statements and should be read in conjunction with the Abbreviated Financial Statements for the years ended December 31, 2024 and 2023. These Financial Statements reflect all normal recurring adjustments necessary to fairly present the financial position and results of operations of the Company. These Financial Statements are not necessarily indicative of amounts expected for the respective annual periods due to effects of seasonal temperature variations on energy consumption, regulatory rulings, changing commodity prices and other factors. In preparing financial statements that conform to GAAP, management must make estimates and assumptions that affect the reported amounts of assets and liabilities, the reported amounts of revenues and expenses and the related disclosures at the date of the financial statements. Actual results could differ from those estimates.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Fair Value Measurements

Fair value is the exchange price to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The fair value definition focuses on an exit price versus the acquisition cost. Fair value measurements use market data or assumptions market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs may be readily observable, corroborated by market data, or generally unobservable. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. A midmarket pricing convention (the midpoint price between bid and ask prices) is permitted for use as a practical expedient.

Fair value measurements are classified in three levels based on the fair value hierarchy as defined by GAAP. Certain investments are not categorized within the fair value hierarchy. These investments are measured at fair value using the net asset value per share practical expedient. The net asset value is derived based on the investment cost, less any impairment, plus or minus changes resulting from observable price changes for an identical or similar investment of the same issuer.

As of September 30, 2025, and December 31, 2024, the fair value of accounts receivable and accounts payable are not materially different from their carrying amounts because of the short-term nature.

INTERNAL

Tennessee Piedmont Natural Gas Business of Duke Energy Corporation

Notes to Unaudited Abbreviated Financial Statements

Inventory

Provisions for inventory write-offs were not material at September 30, 2025 and December 31, 2024. The components of inventory are presented in the tables below.

(in thousands)	September 30, 2025	December 31, 2024
Natural gas, oil and other	$10,793	$11,595
Materials and supplies	611	863

Total inventory	$11,404	$12,458

Loss Contingencies and Environmental Liabilities

Contingent losses are recorded when it is probable a loss has occurred, and the loss can be reasonably estimated. When a range of probable loss exists and no amount within the range is a better estimate than any other amount, the minimum amount in the range is recorded. Unless otherwise required by GAAP, legal fees are expensed as incurred.

In August 2024, a Tennessee trial court issued an adverse legal judgment against PNG in a condemnation case involving BlueRoad Fontanel, LLC. PNG has appealed the decision and, based on its evaluation of the legal merits and consultation with external counsel, does not believe it is probable that a liability has been incurred as of September 30, 2025 or December 31, 2024. Accordingly, no accrual has been recorded in the Financial Statements. However, it is reasonably possible that a loss could be incurred if the appeal is unsuccessful. If so, the loss could be material to the Company, with a potential exposure of approximately $13.9 million plus interest. The interest component of the judgement includes pre-judgement interest of approximately $4.7 million calculated through August 2024, and post-judgement interest which continues to accrue though the appeal period at an interest rate of approximately 10.5% per annum. The Company continues to evaluate the recoverability of any potential loss through future regulatory proceedings.

Environmental liabilities are recorded on an undiscounted basis when environmental remediation or other liabilities become probable and can be reasonably estimated.

The reserves for probable and estimable costs related to the various environmental sites were $3.7 million and $4.5 million for the periods ended September 30, 2025 and December 31, 2024, respectively. These reserves are recorded in Other noncurrent liabilities on the Statements of Assets Acquired and Liabilities Assumed.

Environmental expenditures related to operations that generate current or future revenues are expensed or capitalized, as appropriate. Certain environmental expenditures receive regulatory accounting treatment and are recorded as regulatory assets.

New Accounting Standards

The following new accounting standards have been issued but not yet adopted by the Company as of September 30, 2025.

Disaggregation of Income Statement Expenses. In November 2024, the FASB issued new accounting guidance that requires enhanced disclosures of certain costs and expenses. This new guidance does not change the expense captions presented on the face of the Financial Statements but requires disaggregation of certain expense captions into specified categories in disclosures within the notes to the financial statements. For the Company, the amendments will be effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently assessing implementation of this guidance on the financial statement disclosures, but it will have no impact on the results of operations or financial condition.

INTERNAL

Tennessee Piedmont Natural Gas Business of Duke Energy Corporation

Notes to Unaudited Abbreviated Financial Statements

NOTE 3. REGULATORY MATTERS

The TPUC approves rates for natural gas services within Tennessee. The FERC regulates certification and siting of new interstate natural gas pipeline projects. For open regulatory matters, unless otherwise noted, the Company cannot predict the outcome or ultimate resolution of their respective matters.

The Company’s primary cost recovery mechanisms are the Annual Review Mechanism (“ARM”) and Purchased Gas Adjustment. The rate adjustments implemented under the ARM reflect changes in the Company’s jurisdictional operating revenues, cost of service, and rate base. Jurisdictional operating revenues and expenses exclude gains or losses related to gas supply hedging activities, off system sales, other gas supply and capacity secondary marketing activities, and other non-jurisdictional transactions as determined by the TPUC. Annually, the Company files for approval to update base rates and to recover or refund the revenue requirement deficiency or sufficiency of the previous calendar year (the Historical Base Period, or “HBP”).

On September 10, 2025, Piedmont and Spire jointly filed applications with the TPUC and the FERC to facilitate the transfer of

Piedmont’s Tennessee utility operations to Spire. The TPUC filing requests approval of the transfer of utility service authority and related authorizations by March 1, 2026. The FERC filing seeks temporary and limited waivers of certain capacity release regulations to support the efficient transfer to Spire of Piedmont’s jurisdictional transportation and storage agreements, consistent with similar waivers granted in past utility transactions. On October 31, 2025, the FERC issued an order granting the requested waivers.

2024 Tennessee Annual Review Mechanism

On September 9, 2024, the TPUC approved a settlement between Piedmont and the Consumer Advocate Division of the Tennessee Attorney General’s Office, which provided for recovery of the Historic Base Period Reconciliation cost of service of $15 million through rider rates and an increase in PNG’s base rates of $5 million for the Annual Base Rate Reset component of the ARM. These amounts result in a total increase of $20 million with adjusted rates effective October 1, 2024.

2025 Tennessee Annual Review Mechanism

On September 15, 2025, the TPUC approved a settlement between Piedmont and the Consumer Advocate Division of the Tennessee Attorney General’s Office, which provided for recovery of the Historic Base Period Reconciliation cost of service of $0.04 million through rider rates and an increase in PNG’s base rates of $8.6 million for the Annual Base Rate Reset component of the ARM. These amounts result in a total increase of $8.64 million with adjusted rates effective October 1, 2025.

NOTE 4. REVENUE

Gas Utilities and Infrastructure

The Company earns its revenue through retail natural gas services through transportation, distribution and sale of natural gas. The Company generally provides retail natural gas service customers with all natural gas load requirements. Additionally, while natural gas can be stored, substantially all-natural gas provided by the Company is consumed by customers simultaneously with receipt of delivery.

INTERNAL

Tennessee Piedmont Natural Gas Business of Duke Energy Corporation

Notes to Unaudited Abbreviated Financial Statements

Disaggregated Revenues

Disaggregated revenues are presented as follows:

	Nine Months Ended September 30,
(in thousands)	2025	2024
Residential	$118,559	$111,795
Commercial	69,244	65,945
Industrial	18,456	14,638
Other revenues	5,801	4,214

Total revenue from contracts with customers	$212,060	$196,592

Trade and other receivables are evaluated based on an estimate of the risk of loss over the life of the receivable and current and historical conditions using supportable assumptions. Management evaluates the risk of loss for trade and other receivables by comparing the historical write-off amounts to total revenue over a specified period. Historical loss rates are adjusted due to the impact of current conditions, as well as forecasted conditions over a reasonable time period. The calculated write-off rate can be applied to the receivable balance for which an established reserve does not already exist. Management reviews the assumptions and risk of loss periodically for trade and other receivables.

NOTE 5. Related Party

The Company engages in related party transactions in accordance with the applicable state and federal commission regulations. Transactions with related parties included in the Statements of Revenues and Direct Expenses are presented in the following table.

	Nine Months Ended September 30,
(in thousands)	2025	2024
Corporate governance and shared service expenses(a)	$24,323	$24,179
Indemnification coverages(b)	698	535
Rent charges(c)	1,302	1,424

(a)

The Company is charged their proportionate share of corporate governance and other shared services costs, primarily related to shared support functions, office supplies, rent, as well as other third-party costs. These amounts are recorded in Operation, maintenance and other on the Statements of Revenues and Direct Expenses.

(b)

The Company incurs expenses related to certain indemnification coverages through Bison Insurance Company Limited, the Parent’s wholly owned captive insurance subsidiary. These expenses are recorded in Operation, maintenance and other on the Statements of Revenues and Direct Expenses.

(c)	The Company is charged rent for their usage of shared office space. These expenses are recorded in Operation, maintenance and other on the Statements of Revenues and Direct Expenses.

NOTE 6. Subsequent Events

Subsequent events have been evaluated through November 7, 2025, the date the Financial Statements were available for issuance.

For information on subsequent events related to regulatory matters, see Note 3.